PRESS RELEASE		FOR IMMEDIATE RELEASE

August 4, 2011
CONTACT:	Stuart Rothstein	NYSE: ARI
(212) 822-0722

Apollo Commercial Real Estate Finance, Inc.

Announces a 29% Increase in Operating Earnings Per Share

and a $0.40 Per Share Quarterly Dividend

New York, NY, August 4, 2011 – Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI) reported Operating Earnings (as defined below) of $0.40 per share, or $7,086, for the three months ended June 30, 2011. This represents an increase of 29% as compared with Operating Earnings for the same period in 2010 of $0.31 per share, or $3,304. Net income available to common stockholders for the three months ended June 30, 2011 was $0.37 per share, or $6,520, as compared with $0.27 per share, or $2,935, for the same period in 2010.

The Company also announced that its Board of Directors declared a dividend of $0.40 per share of common stock which is payable on October 12, 2011 to common stockholders of record on September 30, 2011.

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with GAAP, adjusted for (i) non-cash equity compensation expense and (ii) any unrealized gains or losses or other non-cash items included in net income. Table 1, provided below, reconciles Operating Earnings per share to net income per share available to common stockholders. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Business Highlights

•	29% year-over-year increase in Operating Earnings
•	Dividend yield in excess of 10%
•	Approximately $50,000 of capital raised during July 2011 at $16.66 per share
•	Over $70,000 of capital deployed since April 2011

Stuart Rothstein, Chief Financial Officer of the Company commented, “We were pleased with the execution of the Company’s July offering. The investors, two affiliated U.S. insurance companies, were known to our management team by virtue of being subsidiaries of a portfolio company of an Apollo fund and separate accounts. We were able to rapidly deploy capital from this offering into an attractively priced investment that we anticipate being accretive to our earnings.”

Second Quarter Investment Activity

Repurchase Agreement – During April 2011, the Company funded an additional $6,021 of its $47,439 repurchase facility, bringing the total balance outstanding to $47,439.

Subordinate Loan – During April 2011, the Company closed a $40,000 subordinate loan. The subordinated loan is part of a $245,000 newly originated financing that consists of $170,000 of senior financing and a total of $75,000 of subordinate financing, all of which is secured by a ski resort in California, which is one of the most visited ski resorts in the United States.

The subordinate loan bears interest at a rate of 13.25% and has a term of six years. Prepayments on the subordinate loan are prohibited prior to the third year of the loan and any prepayments prior to the fifth year of the loan are subject to prepayment penalties ranging from 5% to 1%. The entire $245,000 financing represents an appraised loan-to-value of approximately 64% and a debt yield of 17.1% based on trailing twelve month financials.

Commercial Mortgage Loan – During April 2011, the Company’s $8,800 commercial mortgage loan secured by a multifamily property in Los Angeles, California was repaid.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at June 30, 2011:

Description	Adjusted Purchase Price	Weighted Average Yield	Debt	Cost of Funds	Equity at cost	Weighted Average IRR *
AAA CMBS—financed with TALF borrowings	$335,962	4.7%	$280,225	2.8%	$55,737	13.4%
AAA CMBS—financed with Wells Facility	267,313	3.6%	232,857	2.2%	34,456	11.6%
Total first mortgages	109,354	8.3%	69,014	3.2%	40,340	17.8%
Total subordinate loans	98,966	13.1%	—	0.0%	98,966	14.1%
Total repurchase agreements	47,438	13.0%	—	0.0%	47,438	13.7%

Total	$859,033	6.2%	$582,096	2.6%	$276,937	14.1%

* The IRRs for the investments shown in the above table reflect the returns underwritten by ACREFI Management, LLC, the Company's external manager, calculated on a weighted average basis assuming no extensions, dispositions, early prepayments or defaults and include the fully hedged cost of borrowings under the Wells Facility. We have also assumed that the cost of financing each investment will remain constant over the life of the investment. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See "Risk Factors" in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

The Company’s GAAP book value per share at June 30, 2011 was $16.66. For purposes of accounting principles generally accepted in the United States of America (“GAAP”), the Company carries loans at amortized cost and its CMBS securities are marked to market. Management has estimated that the fair value of the Company’s financial assets at June 30, 2011 was approximately $13,600 in excess of the carrying value of the Company’s investment portfolio as of the same date, which represents a premium of $0.77 per share over the Company's GAAP book value as of June 30, 2011, and results in a market value per share of approximately $17.43 per share.

Activity Subsequent to June 30, 2011

Private Offering of Common Stock – On July 26, 2011, the Company sold an aggregate of 3,000,000 shares of common stock at a price of $16.66 per share in a private offering. The shares were first sold to an initial purchaser who purchased the shares for resale to certain institutional investors and included a selling commission of $0.33 per share, resulting in net proceeds to the Company before offering expenses of $16.33 per share. The offering price is equal to the June 30, 2011 basic book value per share of the Company of $16.66 per share and represented a premium of approximately 4.65% over the closing price of $15.92 as of July 25, 2011. The offering closed on July 29, 2011, and generated gross proceeds of approximately $50,000 and net proceeds before offering expenses of approximately $48,980. Upon the close of the offering, the Company's total outstanding share count was 20,561,032.

Subordinate Loan – During August 2011, the Company closed a $25,000 junior mezzanine loan secured by a pledge of the equity interests in the borrower that owns three recently opened hotels in New York, New York. The mezzanine loan is part of a $400,000, five-year financing package split into a $270,000 first mortgage loan, $105,000 senior mezzanine loan and $25,000 junior mezzanine loan. The mezzanine loan is an interest-only floating rate loan that bears interest at LIBOR +10.49%, with a 1% LIBOR floor. The appraised loan-to-value for the mezzanine loan is estimated to be approximately 60% as of June 2011.

Reconciliation of Operating Earnings Per Share to Net Income Available to Common Stockholders Per Share (Table 1)

The table below reconciles Operating Earnings with net income available to common stockholders for the three months ended June 30, 2011 and 2010:

	Three Months Ended June 30, 2011	Earnings Per Share (Diluted)	Three Months Ended June 30, 2010	Earnings Per Share (Diluted)
Operating earnings:
Net income	$6,520	$0.37	$2,935	$0.27
Adjustments:
Unrealized gain on securities	(1,366)	(0.08)	—	—
Unrealized loss on derivative instruments	1,548	0.09	—	—
Non-cash stock-based compensation expense	384	0.02	369	0.03

Total adjustments:	566	0.03	369	0.03

Operating earnings	$7,086	$0.40	$3,304	$0.31

Basic weighted average common shares outstanding	17,561,032		10,668,780
Diluted weighted average common shares outstanding	17,684,991		10,770,864

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Friday, August 5, 2011 at 8:30 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 8:30 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 87027896). Please note that the teleconference call will be available for replay beginning at 9:30 a.m. on Friday, August 5, 2011, and ending at midnight on Friday, August 12, 2011. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 87027896.

Webcast:

The conference call will also be available on the Company's website at www.apolloreit.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company's website.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial real estate finance company that originates, invests in, acquires and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC. Additional information can be found on the Company's website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend,"

"should," "may" or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands – except share and per share data)

	June 30, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$24,481	$37,894
Securities available-for-sale, at estimated fair value	338,804	363,660
Securities at estimated fair value	266,939	279,124
Commercial mortgage loans, held for investment	109,354	109,695
Subordinate loans, held for investment	98,966	58,985
Repurchase agreements, held for investment	47,439	—
Principal and interest receivable	7,429	5,553
Deferred financing costs, net	2,097	2,818
Derivative instruments, net	—	387
Other assets	24	31

Total Assets	$895,533	$858,147

Liabilities and Stockholders’ Equity
Liabilities:
TALF borrowings	$280,225	$297,334
Borrowings under repurchase agreements	301,871	242,728
Derivative instruments, net	702	—
Accounts payable and accrued expenses	1,927	2,375
Payable to related party	1,101	683
Dividends payable	7,169	7,189
Deferred underwriting fee ($8,000 of which is payable to the Manager)	10,000	10,000

Total Liabilities	602,995	560,309

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 17,561,032 and 17,551,828 shares issued and outstanding in 2011 and 2010, respectively	176	175
Additional paid-in-capital	289,520	291,304
Accumulated other comprehensive income	2,842	6,359

Total Stockholders' Equity	292,538	297,838

Total Liabilities and Stockholders’ Equity	$895,533	$858,147

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

	Three months ended June 30,
	2011	2010
Net interest income:
Interest income from securities	$6,448	$4,114
Interest income from commercial mortgage loans	2,297	1,801
Interest income from subordinate loans	3,167	1,795
Interest income from repurchase agreements	1,552	—
Interest expense	(3,781)	(2,654)

Net interest income	9,683	5,056

Operating expenses:
General and administrative expenses (includes $384 and $369 of non-cash stock based compensation in 2011 and 2010, respectively)	(1,412)	(1,390)
Management fees to related party	(1,101)	(733)

Total operating expenses	(2,513)	(2,123)
Interest income from cash balances	3	2
Unrealized gain on securities	1,366	—
Loss on derivative instruments (includes $1,548 of unrealized losses)	(2,019)	—
Net income	$6,520	$2,935

Basic net income per share of common stock	$0.37	$0.28

Diluted net income per share of common stock	$0.37	$0.27

Basic weighted average common shares outstanding	17,561,032	10,668,780
Diluted weighted average common shares outstanding	17,684,991	10,770,864

Dividend declared per share of common stock	$0.40	$0.35